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                          FUND PARTICIPATION AGREEMENT

                        HARTFORD LIFE INSURANCE COMPANY
                  MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
                     HARTFORD INVESTMENT MANAGEMENT COMPANY
                      HIMCO DISTRIBUTION SERVICES COMPANY
                                      AND
                         HIMCO VARIABLE INSURANCE TRUST


                                OCTOBER 10, 2014

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                            PARTICIPATION AGREEMENT

      THIS AGREEMENT is made and entered into as of this 10th day of October, 2014, by and among HARTFORD LIFE INSURANCE COMPANY, a Connecticut corporation (referred to as the "Company") acting through its administrator and attorney-in-fact, MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY ("MassMutual"), on its own behalf and on behalf of its separate accounts, as set forth in SCHEDULE A (Part 2 thereof) as may be revised from time to time (each account individually referred to as an "Account" and, collectively, the "Accounts"); HIMCO Variable Insurance Trust, an open-end management investment company organized as a Delaware statutory business trust (the "Fund") on its own behalf and on behalf of the portfolios named on SCHEDULE A (Part 1 thereof), each a series of the Fund (each portfolio individually referred to as a "Portfolio" and, collectively, the "Portfolios"); HARTFORD INVESTMENT MANAGEMENT COMPANY, a Delaware Corporation and an investment adviser registered with the SEC ("HIMCO"); and HIMCO DISTRIBUTION SERVICES COMPANY, a Connecticut Corporation and a broker/dealer registered with the SEC ("HDSC"). HIMCO in its capacity as investment adviser to the Funds is referred to herein as the "Adviser." HDSC in its capacity as principal underwriter to the Funds is referred to herein as the "Distributor."

      WHEREAS, each Fund engages in business as an open-end management investment company and is available to act as an investment vehicle for separate accounts established by insurance companies to fund variable life insurance policies and/or variable annuity contracts and for qualified pension and retirement plans; and

      WHEREAS, the Fund is relying on an order obtained by the Hartford Funds (MUTUAL FUNDS MANAGED BY AN AFFILIATE OF HIMCO) from the SEC, dated November 1, 2000 (File No. IC-24724), granting participating insurance companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (hereinafter the "1940 Act"), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit Shares to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another and qualified pension and retirement plans ("Qualified Plans") (hereinafter the "Mixed and Shared Funding Exemptive Order"); and

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      WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and shares of each Portfolio (the "Shares") are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

      WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

      WHEREAS, the Distributor is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (the "1934 Act") and is a member in good standing with the Financial Industry Regulatory Authority ("FINRA"); and

      WHEREAS, the Company is an insurance company that has issued, in connection with Qualified Plans, certain group variable annuity contracts and variable funding agreements supported wholly or partially by the Accounts (the "Contracts"); and

      WHEREAS, the Company is the sponsor of each Account, and each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut, to set aside and invest assets attributable to the Contracts; and

      WHEREAS, pursuant to a purchase and sale agreement, dated September 4, 2012 (the "RPG Division Sale Agreement"), MassMutual acquired the Company's retirement plans group ("RPG") business on January 1, 2013 by means of certain reinsurance, administrative and other arrangements; and

      WHEREAS, in connection with MassMutual's acquisition of the RPG business, and pursuant to an Administrative Services Agreement between the Company and MassMutual dated January 1, 2013, the Company appointed MassMutual to act as its exclusive agent and in its name as attorney-in-fact to provide all required, necessary and appropriate administrative and other services with respect to the Contracts and Accounts that are part of the RPG business; and

      WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase Shares on behalf of the Accounts to fund the Contracts, and each Fund is authorized to sell such Shares to unit investment trusts, and to exempt separate accounts, such as the Accounts at net asset value; and

      WHEREAS, except as otherwise provided in regard to a Rule 22c-2 Agreement between respective parties hereto, this Agreement, including the any Schedules hereto, is intended to


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constitute the entire agreement by and among the parties with respect to the specific matters dealt with herein, and supersedes all previous agreements among the parties, written or oral, with respect to such matters;

      NOW, THEREFORE, in consideration of their mutual promises, the Company (by MassMutual acting as its administrator), the Fund, the Distributor, and the Adviser agree as follows:

                             ARTICLE I. DEFINITIONS

      1.1. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which a Portfolio calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

      1.2. "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

      1.3. "Contract Owners" shall mean the owners of the Contracts related to the RPG business, as distinguished from all other product owners.

      1.4. "Independent Trustees" and "Independent Directors", which may be used interchangeably herein, shall each mean those members of the Fund's Board of Directors or Trustees who are not interested persons of the Fund, the Distributor, the Adviser or any sub-adviser to any of the Portfolios.

      1.5. "IRS" shall mean the U.S. Internal Revenue Service.

      1.6. "NAV" shall mean a Portfolio's net asset value per share ("NAV").

      1.7. "Prospectus" with respect to Shares or with respect to a Contract through which interests in an Account registered as a unit investment trust under the 1940 Act are offered and issued, which interests are registered as securities under the 1933 Act, shall mean each version of the effective prospectus, including any supplements thereto, filed with the SEC under the 1933 Act. Unless otherwise indicated, the term "Prospectus" shall include any private placement memo or other similar disclosure document used in connection with the offer or sale of Contracts through which interests in unregistered Accounts are offered and issued. With respect to any provision of this Agreement requiring a party to take action in accordance with a Prospectus, such reference will be to the version of the Prospectus last filed and effective prior to the taking


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of such action, including any supplements thereto. The term Prospectus shall include any statement of additional information incorporated by reference therein.

      1.8. "SEC" shall mean the U.S. Securities and Exchange Commission.

      1.9. "SAI" shall mean each version of the effective Statement of Additional Information, including any supplements thereto, filed with the SEC under the 1933 Act. With respect to any provision of this Agreement requiring a party to take action in accordance with a SAI, such reference will be to the version of the SAI last filed and effective prior to the taking of such action, including any supplements thereto. The term SAI shall include any Prospectus incorporated by reference therein.

      1.10. "Valuation Time" shall mean the time as of which a Fund calculates net asset value for the Shares of its Portfolios on the relevant Business Day.


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                        ARTICLE II. SALE OF FUND SHARES

      2.1. The Fund and the Distributor agree to sell to the Company those Shares that an Account orders, executing such orders on each Business Day at the NAV next computed after receipt by the Fund or its designee of the order for the Shares. For purposes of this Section 2.1, the Company (more specifically, MassMutual acting as administrator of the Contracts) shall be the designee of the Fund for receipt of such orders and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of any such order via the National Securities Clearing Corporation (the "NSCC") by 10:00 a.m. Eastern time on the next following Business Day. The Fund will receive all orders to purchase Shares using the NSCC's Defined Contribution Clearance & Settlement ("DCC&S") platform. The Fund will also provide the Company with account positions and activity data using the NSCC's Networking platform. The Company (MassMutual acting on the Company's behalf) shall pay for Shares by the scheduled close of federal funds transmissions on the same Business Day it places an order to purchase Shares in accordance with this Section using the NSCC's Fund/SERV System. Payment shall be in federal funds transmitted by wire from the Fund's designated Settling Bank to the NSCC. "Networking" shall mean the NSCC's product that allows the Funds and Company to exchange account level information electronically. "Settling Bank" shall mean the entity appointed by the Fund to perform such settlement services on behalf of the Fund and agrees to abide by the NSCC's Rules and Procedures insofar as they relate to the same day funds settlement.

      If the Company is somehow prohibited from submitting purchase and settlement instructions to the Fund for Shares via the NSCC's DCC&S platform the following shall apply to this Section:

      The Fund and the Distributor agree to sell to the Company (with MassMutual acting on the Company's behalf) those Shares that an Account orders, executing such orders on each Business Day at the NAV next computed after receipt by the Fund or its designee of the order for the Shares. For purposes of this Section 2.1, the Company (more specifically, MassMutual acting as administrator of the Contracts) shall be the designee of the Fund for receipt of such orders and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of any such order by 10:00 a.m. Eastern time on the next following Business Day. Such notice may be communicated by electronic transmission (including email) or


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facsimile to the office or person(s) designated for such notice by each Fund.
The Company (MassMutual acting on its behalf) shall pay for Shares by 5:00 p.m. Eastern time on the same Business Day it places an order to purchase Shares in accordance with this Section. Payment shall be in federal funds transmitted by wire to the Fund's designated custodian.

      2.2. (a) The Fund and the Distributor agree to make Shares available for purchase at the applicable NAV per share by the Company and the Accounts on those days on which the Fund calculates its Portfolios' NAV pursuant to rules of the SEC, and the Fund shall calculate such NAV on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Fund may refuse to sell Shares to any person, or suspend or terminate the offering of Shares if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Fund acting in good faith, necessary or appropriate in the best interests of the shareholders of such Portfolio. All orders accepted by the Company shall be subject to the terms of the then current Prospectus of the applicable Portfolio. The Company (more specifically, MassMutual acting on the Company's behalf) shall use its best efforts, and shall reasonably cooperate with, the Fund to enforce stated Prospectus policies regarding transactions in Shares.

      (b) The Company acknowledges that the Fund has the right to refuse any purchase order or to suspend or terminate the offering of Shares for any reason.

      (c) The Fund will not sell Shares to any other participating insurance company separate account unless an agreement containing provisions the substance of which are the same as Sections 3.1(a), 3.1(b) (except with respect to designation of applicable law), 4.6, 4.7, 4.8 (Sections 4.6, 4.7 and 4.8 shall be required to the extent necessary by applicable law), and Article VIII of this Agreement is in effect to govern such sales.

      2.3. Each Fund agrees to redeem for cash, on the Company's (including MassMutual's) request, any full or fractional Shares of the Fund held by the Company, executing such requests on each Business Day at the NAV next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this Section 2.3, the Company (more specifically, MassMutual acting as administrator of the Contracts) shall be the designee of the


                                       7
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Fund for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of any such request for redemption via the NSCC by 10:00 a.m. Eastern time on the next following Business Day. The Fund will receive all orders to redeem Shares using the NSCC's DCC&S platform. The Fund will also provide the Company with account positions and activity data using the NSCC's Networking platform. Payment for Shares redeemed shall be made in accordance with this Section using the NSCC's Fund/SERV System. Payment shall be in federal funds transmitted by 5:00 p.m. Eastern time by the NSCC to the Account's Settling Bank as designated by the Company, on the same Business Day the Fund or the Distributor receives notice of the redemption order from the Company provided that the Fund or the Distributor receives notice by 10:00 a.m. Eastern time on such Business Day.

      If the Company is somehow prohibited from submitting redemption and settlement instructions to the Fund for Shares via the NSCC's DCC&S platform the following shall apply to this Section:

      Each Fund agrees to redeem for cash, on the Company's request, any full or fractional Shares the Fund held by the Company, executing such requests on each Business Day at the NAV next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this Section 2.3, the Company (more specifically, MassMutual acting as administrator of the Contracts) shall be the designee of the Fund for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of any such request for redemption by 9:30 a.m. Eastern time on the next following Business Day. Such notice may be communicated by electronic transmission (including email) or facsimile to the office or person(s) designated for such notice by each Fund.

      2.4. The Distributor and the Fund agree that Shares will be sold only to insurance companies for use in conjunction with variable life insurance policies or variable annuities or to Qualified Plans, including the Contracts issued in connection with Qualified Plans. The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; as may otherwise be expressly limited herein, Shares may be sold to other insurance companies and the cash value of the Contracts may be invested in other investment companies.


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      2.5. (a) The Company will place orders to purchase or redeem Shares separately for each Portfolio. Each order shall describe the net amount of shares and dollar amount of each Portfolio to be purchased or redeemed.

            (b) The Company shall pay for Portfolio shares by 5:00 p.m. Eastern time on the next Business Day after an order to purchase Portfolio shares is received in accordance with the provisions of Section 2.1 hereof. Payment shall be in federal funds transmitted by wire and/or by a credit for any shares redeemed the same day as the purchase.

      The Fund or its designee agrees to provide the Company or its designee, by 2:00 p.m. Eastern Time on each Business Day, the total number of Portfolio shares held by the Accounts as of the close of the immediately preceding Business Day.

            (c) Each Fund shall pay and transmit the proceeds of redemptions of Portfolio shares by 11:00 a.m. Eastern Time on the next Business Day after a redemption order is received in accordance with Section 2.3 hereof; provided, however, that the Fund may delay payment in extraordinary circumstances to the extent permitted under Section 22(e) of the 1940 Act. Payment shall be in federal funds transmitted by wire and/or a credit for any shares purchased the same day as the redemption. The Fund shall not bear any responsibility for the proper disbursement or crediting of redemption proceeds by the Company; the Company alone shall be responsible for such action.

      2.6. Issuance and transfer of a Portfolio's shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. Shares purchased from a Portfolio will be recorded in an appropriate title for the relevant Account or the relevant sub-account of an Account. Each Fund will furnish to the Company the CUSIP number assigned to each Portfolio identified in SCHEDULE A hereto, as it may be amended from time to time.

      2.7. The Distributor shall notify the Company in advance, but not later than same day notice (by electronic communication or telephone, followed by electronic confirmation), of any income, dividends or capital gain distributions payable on a Portfolio's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on Shares in additional Shares. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. A Fund shall notify the


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Company by the end of the next following Business Day of the number of shares so issued as payment of such dividends and distributions.

      2.8. Each Fund shall make (i) the NAV for each Portfolio and (ii) income accrual factors, dividend, and capital gains information available to the Company on each Business Day as soon as reasonably practicable after the NAV is calculated and shall use its best efforts to make such NAV available by 6:30 p.m. Eastern time. In the event of an error in the computation of a Portfolio's NAV or any dividend or capital gain distribution (each, a "pricing error"), the applicable Fund shall immediately notify the Company as soon as possible after discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing. A pricing error shall be corrected as follows: (a) if the pricing error results in a difference between the erroneous NAV and the correct NAV of less than $0.01 per share, then no corrective action need be taken; (b) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than $0.01 per share, but less than 1/2 of 1% of the Portfolio's NAV at the time of the error, then the Adviser shall reimburse the Portfolio for any loss, after taking into consideration any positive effect of such error; however, no adjustments to Contract Owner accounts need be made; and (c) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than 1/2 of 1% of the Portfolio's NAV at the time of the error, then the Adviser shall reimburse the Portfolio for any loss (without taking into consideration any positive effect of such error) and shall reimburse the Company for the costs of adjustments made to correct Contract Owner accounts in accordance with the provisions of the Adviser's current pricing policy. If an adjustment is necessary to correct a material error that has caused Contract Owners to receive less than the amount to which they are entitled, the number of shares of the applicable sub-account of such Contract Owners will be adjusted and the amount of any underpayments shall be credited by the Adviser to the Company for crediting of such amounts to the applicable Contract Owners' accounts. Upon notification by the Adviser of any overpayment due to a material error, the Company shall promptly remit to the Adviser any overpayment that has not been paid to Contract Owners. In no event shall the Company be liable, under this Agreement, to Contract Owners for any such adjustments or underpayment amounts. A pricing error within categories (b) or (c) above shall be deemed to be "materially incorrect" or constitute a "material error" for purposes of this Agreement. The standards set


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forth in this Section 2.8 are based on the parties' understanding of the views expressed by the staff of the SEC as of the date of this Agreement. In the event the views of the SEC staff are later modified or superseded by the SEC or judicial interpretation, the parties shall amend the foregoing provisions of this Agreement to comport with the appropriate applicable standards, on terms mutually satisfactory to all parties.

      2.9. The Company agrees to notify the Fund of any investment restrictions imposed by state insurance law and contracts applicable to the Fund. The parties agree to mutually cooperate with respect to any state insurance law restriction or requirement applicable to a Portfolio's investments to the extent such cooperation is permissible under the terms and conditions of the Fund's prospectuses and other governing laws.


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                  ARTICLE III. REPRESENTATIONS AND WARRANTIES

      3.1.  The Company represents and warrants that:

            (a) (i) The securities deemed to be issued by the Accounts under the Contracts are or will be registered under the 1933 Act, or are not so registered in proper reliance upon an exemption from such registration requirements; (ii) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and (iii) the Contracts will be sold only by duly licensed and appointed parties with which the Company has written agreements that require, among other things, that the sale of the Contracts shall comply in all material respects with applicable FINRA Conduct Rules; provided, however, that at the time of execution hereof the parties do not anticipate relevant new sales activity, other than the continuous offering of participating interests in the Accounts through existing Contracts.

      (b) (i) It is an insurance company duly organized and in good standing under applicable law; (ii) it has legally and validly established each Account prior to any issuance or sale of units thereof as a segregated asset account under Connecticut law (or another valid law of a state within the USA); and
(iii) it has registered each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts and will maintain such registration for so long as any Contracts are outstanding as required by applicable law or, alternatively, the Company has not registered one or more Accounts in proper reliance upon an exclusion from such registration requirements.

      (c) It has reviewed a copy of the Mixed and Shared Funding Exemptive Order, and, in particular, has reviewed the conditions to the requested relief set forth therein. As long as applicable, the Company agrees to be bound by the responsibilities of a participating insurance company as set forth in the Mixed and Shared Funding Exemptive Order, including, without limitation, the requirement that the Company report any potential or existing conflicts of interest of which it is aware to the Fund's Board of Trustees. The Company will assist each Board in carrying out its responsibilities in monitoring such conflicts under the Mixed and Shared Funding Exemptive Order by providing the Board in a timely manner with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform each applicable Board whenever Contract Owner voting instructions are disregarded and by confirming in writing, at a Fund's


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request, that the Company is unaware of any such potential or existing material irreconcilable conflicts; provided, however, that the parties hereby acknowledge that any duty to inform a Board as contemplated hereby shall actually be a duty of MassMutual in its capacity as administrator with respect to the Contracts.

            (d) For purposes other than diversification under Section 817 of the Code, that the Contracts are currently and at the time of issuance will be treated as annuity contracts or life insurance policies under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Fund, the Distributor and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, the Company represents and warrants that each Account is a "segregated asset account" and that interests in each Account are offered exclusively through the purchase of or transfer into a "variable contract" or a "pension plan contract" that is treated as a variable contract within the meaning of such terms under Section 817 of the Code and the regulations thereunder. The Company will use every effort to continue to meet such definitional requirements, and it will notify the Fund, the Distributor and the Adviser immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future. The Company, and MassMutual in its capacity as administrator for the Company, each represents and warrants that it will not initiate a purchase of Fund shares with assets derived from Qualified Plans except, indirectly, through Contracts purchased in connection with such plans.

            (e) The Company agrees to comply with its obligations under applicable anti-money laundering ("AML") laws, rules and regulations, including but not limited to its obligations under the United States Bank Secrecy Act of 1970, as amended by the USA PATRIOT Act of 2001 (the "Patriot Act") and other laws, and the rules, regulations, and official guidance issued thereunder (collectively the "BSA"). To the extent required by law, the Company agrees to undertake inquiry and due diligence regarding the customers to whom the Company offers and/or sells Shares or on whose behalf the Company purchases Shares and the inquiry and due diligence is reasonably designed to determine that the Company is not prohibited from dealing with any such customer by (i) any sanctions administered by the Office of Foreign

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Asset Control of the U.S. Department of the Treasury ("OFAC"); (ii) and of the
Special Measures directed from time to time by Treasury.

      (f) It is currently in compliance, and will remain in compliance, with all applicable laws, rules and regulations relating to consumer privacy, including, but not limited to, the Gramm-Leach-Bliley Act.

      (g) (i) It operates in compliance with and will continue to operate in compliance duties and obligations described by SEC Rule 22c-2.


          (ii) It has adopted, and will at all times during the term of this Agreement maintain, reasonable and appropriate procedures ("Late Trading Procedures") designed to ensure that any and all orders relating to the purchase, sale or exchange of Shares communicated to the applicable Fund to be treated in accordance as having been received on a Business Day have been received by the Valuation Time on such Business Day and were not modified after the Valuation Time, and that all orders received from Contract Owners but not rescinded by the Valuation Time were communicated to the Fund or its agent as received for that Business Day. Each transmission of orders by the Company shall constitute a representation by the Company that such orders are accurate and complete and relate to orders received by the Company by the Valuation Time on the Business Day for which the order is to be priced and that such transmission includes all orders relating to Fund shares received from Contract Owners but not rescinded by the Valuation Time. The Company agrees to provide each Fund or its designee with a copy of the Late Trading Procedures and such certifications and representations regarding the Late Trading Procedures as the Fund or its designee may reasonably request. The Company will endeavor to promptly notify the Funds in writing of any material change to the Late Trading Procedures.

          (iii) It has adopted, and will at all times during the term of this Agreement maintain, reasonable and appropriate procedures ("Market Timing Procedures") designed to minimize excessive trading in its Contracts. The Company agrees to provide each Fund or its designee with a copy of the Market Timing Procedures and such certifications and representations regarding the Market Timing Procedures as the Fund or its designee may reasonably request. The Company will endeavor to promptly notify the Funds of any material change to the Market Timing Procedures. The parties agree to reasonably cooperate for the

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purpose of minimizing excessive trading in the Contracts and have entered into the "shareholder information agreement" under Rule 22c-2 attached to this Agreement as SCHEDULE D.

      3.2.  The Fund and the Distributor represent and warrant that:

            (a) (i) The Portfolio shares sold pursuant to this Agreement shall be registered under the 1933 Act; (ii) the Portfolio shares sold pursuant to this Agreement shall be duly authorized for issuance and sold in compliance with all applicable federal securities laws including without limitation the 1933 Act, the 1934 Act, and the 1940 Act; (iii) the Fund is and shall remain registered under the 1940 Act; and (iv) the Fund shall amend the registration statement for its Portfolios' shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of the shares.

            (b) The Fund has adopted a plan pursuant to Rule 12b-1 under the 1940 Act for certain classes of its shares. The parties acknowledge that the Fund reserves the right to modify or terminate its existing plan or to adopt additional plans pursuant to Rule 12b-1 under the 1940 Act (including with respect to its shares for which it has not currently adopted a Rule 12b-1 plan) and to impose an asset-based or other charge to finance distribution expenses as permitted by applicable law and regulation. The Fund and the Adviser agree to comply with applicable provisions and SEC interpretation of the 1940 Act with respect to any distribution plan.

            (c) The Fund shall register and qualify the shares for sale in accordance with the laws of the various states if and to the extent required by applicable law. The Fund makes no representation as to whether any aspect of its operations complies with the insurance laws and regulations of any state.

            (d) The Fund is lawfully organized and validly existing under the laws of the State of Delaware (or of another state within the USA) and that it does and will comply in all material respects with the 1940 Act.

            (e) The Fund and the Distributor shall comply with all applicable laws and regulations designed to prevent money laundering and, if required by such laws or regulations, share with the Company information about individuals, entities, organizations and countries suspected of possible terrorist or money laundering activities.

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      3.3. The Adviser represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for each Fund and Portfolio in compliance in all material respects with any applicable state and federal securities laws.

      3.4. The Distributor represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund and each Portfolio in compliance in all material respects with the laws of any applicable state and federal securities laws.

      3.5.  The Fund and the Adviser represent and warrant that:

            (a) All of their respective officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

            (b) They will use their best efforts to the extent possible to provide the Company with 60 days' notice of any material change affecting the Portfolios (including, but not limited to, any material change in the registration statement or prospectus affecting the Portfolios) and any proxy solicitation affecting the Portfolios and consult with the Company and other participating insurance companies in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the Prospectus for the Contracts.

            (c) The Fund will at all times remain permitted, under applicable securities industry regulation and authoritative guidance, to rely on a Mixed and Shared Funding Exemptive Order from the SEC granting participating insurance companies and variable insurance products separate accounts exemptions from the provisions of the 1940 Act and the rules thereunder to the extent necessary to permit Shares to be sold to and held by variable insurance product separate accounts of both affiliated and unaffiliated life insurance companies.

             ARTICLE IV. PROSPECTUSES AND PROXY STATEMENTS; VOTING

      4.1. At least annually, the Distributor shall provide the Company with as many copies of a Fund's current Prospectus as the Company may reasonably request, with expenses to be borne in accordance with SCHEDULE B hereof. If requested by the Company in lieu thereof, the Distributor or Fund shall provide such documentation (including an electronic version of the current prospectus) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus for the Contracts and the Prospectus for the Fund printed together in one document.

      4.2. If applicable state or federal laws or regulations require that the SAI for the Fund be distributed to all Contract Owners, then the Fund and/or the Distributor shall provide the Company with copies of the Fund's SAI in such quantities, with expenses to be borne in accordance with SCHEDULE B hereof, as the Company may reasonably require to permit timely distribution thereof to Contract Owners. The Distributor and/or the Fund shall also provide an SAI to any Contract Owner or prospective owner who requests such SAI from the Fund.

      4.3. The Fund and/or the Distributor shall provide the Company with copies of the Fund's proxy material, reports to shareholders and other communications to shareholders in such quantity, with expenses to be borne in accordance with SCHEDULE B hereof, as the Company may reasonably require to permit timely distribution thereof to Contract Owners.

      4.4. It is understood and agreed that, except with respect to information regarding the Company provided in writing by that party, the Company shall not be responsible for the content of the Prospectus or SAI for a Fund. It is also understood and agreed that, except with respect to information regarding the Fund, the Distributor, the Adviser or the Portfolios provided in writing by the Fund, the Distributor the Adviser or the Portfolios, neither the Fund, the Distributor the Adviser nor the Portfolios are responsible for the content of the prospectus or SAI for the Contracts.

      4.5. Each Fund or its designee will use its best efforts to the extent possible to provide the Company with 60 days' notice of any change for a Fund or Portfolio, including but not limited to: (a) fund objective changes; (b) anticipated fund reorganizations or substitutions; (c) no action or exemptive requests granted by the SEC; (d) Fund and/or Portfolio name changes; (e)

Fund or Portfolio adviser, sub-adviser and/or portfolio manager changes; and/or
(f) conditions or undertakings that affect the Company's rights or obligations under this Agreement.

      4.6. If and to the extent required by law the Company (more specifically, MassMutual on the Company's behalf) shall:

            (a)   solicit voting instructions from Contract Owners;

            (b) vote the Portfolio shares held in the Accounts in accordance with instructions received from Contract Owners; and

            (c) vote Portfolio shares held in the Accounts for which no instructions have been received in the same proportion as Portfolio shares for which instructions have been received from Contract Owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract Owners; provided, that such Shares may be voted differently, as determined by the Company, to an extent permitted by applicable regulation or authoritative interpretation. Notwithstanding the foregoing, the Company (more specifically, MassMutual on the Company's behalf) shall vote Portfolio shares held in exempt Accounts that issue Contracts in connection with employee benefit plans subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, in accordance with the Company's agreements with such Contract Owners The Company reserves the right to vote Portfolio shares in its own right, to the extent permitted by law.

      4.7. The Company shall be responsible for assuring that each of the Company's separate accounts holding Shares calculates voting privileges as directed by the applicable Fund and agreed to by the Company and the Fund. Each Fund agrees to promptly notify the Company of any changes of interpretations or amendments of the Mixed and Shared Funding Exemptive Order.

      4.8. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular each Fund will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as each Fund currently intends, comply with Section 16(c) of the 1940 Act (although no Fund is one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, each Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate with respect thereto.

                   ARTICLE V. SALES MATERIAL AND INFORMATION

      5.1. (a) The Company shall not give any information or make any representations or statements on behalf of a Fund or Portfolio in connection with the sale of the Contracts other than the information or representations contained in the registration statement, including a Fund's Prospectus or SAI, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by a Fund, the Distributor and/or the Adviser, except with the prior written consent of the Fund, Distributor and/or Adviser, as applicable.


           (b) The Company and the Underwriters shall furnish, or cause to be furnished, to each Fund, as applicable, prior to use each piece of sales literature or other promotional material prepared by the Company in which a Fund, the Distributor, the Adviser and/or any of their respective affiliates is named or described at least 5 business days prior to its use. No piece of such sales literature or other promotional material shall be used by the Company without the prior approval of the Fund, Distributor and/or Adviser, which approval will not be unreasonably withheld. No sales literature or promotional material will be used if the Fund, the Distributor or the Adviser reasonably objects to its use within 5 business days following receipt of such material. Notwithstanding the forgoing, the Company may refer to a Fund or Portfolio as part of a list of mutual funds available under the Contracts without such prior approval or furnishing such material to the Fund, Distributor and/or the Adviser. Furthermore, the Company may, without prior approval or furnishing such material to the Fund, Distributor and/or Adviser, disclose in marketing material or reports any fact or make any reference to any information concerning a Fund or Portfolio that is contained in and accurately derived from the Fund's registration statement, including a Fund's Prospectus or SAI, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by a Fund, the Distributor and/or the Adviser Each Fund, the Distributor and the Adviser each agrees that it will use its best efforts to respond promptly to any request by the Company for such prior approval. Neither the Fund, Distributor or the Adviser will be responsible for errors or omissions in, or the content of, the Company's material except to the extent that the error or omission resulted from information provided by or on behalf of the Fund, Distributor or the Adviser.

      5.2. (a) Each Fund, the Distributor and the Adviser shall not give any information or make any representations on behalf of the Company or concerning the Company, the Accounts, or the Contracts other than the information or representations contained in a registration statement, including the prospectus or SAI, for the Contracts, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Company or their designees, except with the prior written consent of the Company.

            (b) Each Fund, the Distributor and the Adviser shall furnish, or cause to be furnished, to the Company prior to use each piece of sales literature or other promotional material prepared by the Fund, the Distributor and the Adviser in which the Company and/or any of its affiliates are named or described. No piece of such sales literature or other promotional material shall be used by the Fund, the Distributor and the Adviser without the prior approval of the Company, which approval will not be unreasonably withheld. The Company agrees that it will use its best efforts to respond promptly to any request by a Fund, the Distributor or the Adviser for such prior approval.

      5.3. For purposes of this Article V and Article IX, the phrase "sales literature and other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media; e.g., on-line networks such as the Internet or other electronic media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and shareholder reports, and proxy materials (including solicitations for voting instructions) and any other material constituting sales literature or advertising under the FINRA rules, the 1933 Act or the 1940 Act.

      5.4. At the request of any party to this Agreement, each other party will make available to the requesting party's independent auditors and/or representatives of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party's obligations under this Agreement.

                         ARTICLE VI. FEES AND EXPENSES

      6.1. Each Fund, the Distributor and the Adviser shall pay no fee or other compensation to the Company under this Agreement, and the Company shall pay no fee or other compensation to a Fund, the Distributor or the Adviser under this Agreement; provided, however, that:

            (a) the parties hereto will bear expenses as reflected in SCHEDULE B and other provisions of this Agreement;

            (b) the Distributor shall pay the Company the Rule 12b-1 fees set forth in SCHEDULE C hereof, such Rule 12b-1 fees subject to and payable pursuant to the distribution plans adopted by each Fund pursuant to Rule 12b-1 under the 1940 Act, and as contemplated by Section 3.2(b) of this Agreement for activities primarily intended to result in the servicing of Contracts or of the sale/servicing of Fund shares to the Accounts through which such Contracts were issued.; and

            (c) the Adviser shall pay the Company the Services Fees as set forth in SCHEDULE C.

                 ARTICLE VII. DIVERSIFICATION AND QUALIFICATION

      7.1. Each Fund, the Distributor and the Adviser represent and warrant that the Fund and each Portfolio thereof will at all times comply with Section 817(h) of the Code and Treasury Regulation ss.1.817-5 or any other regulations promulgated under Section 817(h), as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications or successor provisions to such Section or Regulations. Each Fund, the Distributor or the Adviser will notify the Company immediately upon having a reasonable basis for believing that a Fund or any Portfolio has ceased to comply with the Section 817(h) diversification or might not so comply in the future. To the extent that a Fund or Portfolio ceases to so qualify, the Fund and the Adviser will use their best efforts to take all steps necessary to adequately diversify the affected Portfolio so as to achieve compliance within the grace period afforded by Treasury Regulation ss.1.817-5.

      7.2. Each Fund, the Distributor and the Adviser represent and warrant that each Fund and each Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that each Portfolio will maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect. Each Fund, the Distributor or the Adviser will notify the Company immediately upon having a reasonable basis for believing that a Fund or any Portfolio has ceased to comply with the Subchapter M qualification requirements or might not so comply in the future.

      7.3. Without in any way limiting the effect of Sections 9.2 and 9.3 hereof and without in any way limiting or restricting any other remedies available to the Company, the Adviser or the Distributor will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of a Fund or any Portfolio to comply with Sections 7.1 or 7.2 hereof, including all costs associated with reasonable and appropriate corrections or responses to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Portfolio (including but not limited to an order pursuant to Section 26(c) of the 1940 Act). In addition, the Distributor or the Adviser shall bear the costs of bringing Contracts into compliance with section 817(h) of the Code following a diversification failure, and the costs of adverse tax consequences to affected Contract holders if the Contracts cannot be brought into compliance.

      7.4. The Company agrees that if the IRS asserts in writing in connection with any governmental audit or review of the Company (or, to its knowledge, of any Contract Owner) that any Portfolio has failed to comply with the diversification requirements of Section 817(h) of the Code or the Company otherwise becomes aware of any facts that could give rise to any claim against a Fund, the Distributor or the Adviser as a result of such a failure or alleged failure that :

            (a) The Company shall promptly notify the Fund, the Distributor and the Adviser of such assertion or potential claim;

            (b) The Company shall consult with the Fund, the Distributor and the Adviser as to how to minimize any liability that may arise as a result of such failure or alleged failure;

            (c) The Company shall use their best efforts to minimize any liability of the Fund, the Distributor and the Adviser resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations, Section 1.817-5(a)(2), to the commissioner of the IRS that such failure was inadvertent;

            (d) Any written materials to be submitted by the Company or the Underwriters to the IRS, any Contract Owner or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations, Section 1.817-5(a)(2)) shall be provided by the Company to the Fund, the Distributor and the Adviser (together with any supporting information or analysis) within at least two (2) business days prior to submission;

            (e) The Company shall provide the Fund, the Distributor and the Adviser with such cooperation as the Fund, the Distributor and the Adviser shall reasonably request (including, without limitation, by permitting the Fund, the Distributor and the Adviser to review the relevant books and records of the Company) in order to facilitate review by the Fund, the Distributor and the Adviser of any written submissions provided to it or its assessment of the validity or amount of any claim against it arising from such failure or alleged failure;

            (f) The Company shall not with respect to any claim of the IRS or any Contract Owner that would give rise to a claim against the Fund, the Distributor and the Adviser

(i) compromise or settle any claim, (ii) accept any adjustment on audit, or
(iii) forego any allowable administrative or judicial appeals, without the express written consent of the Fund, the Distributor and the Adviser, which shall not be unreasonably withheld; provided that, the Company shall not be required to appeal any adverse judicial decision unless the Fund and the Adviser shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and further provided that the Fund, the Distributor and the Adviser shall bear the costs and expenses, including reasonable attorney's fees, incurred by the Company in complying with this clause (f).

        ARTICLE VIII. POTENTIAL CONFLICTS AND COMPLIANCE WITH MIXED AND
                         SHARED FUNDING EXEMPTIVE ORDER

      8.1. The Fund's Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all accounts investing in the Fund. A material irreconcilable conflict may arise for a variety of reasons, including, but not limited to: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio is being managed; or (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners. The Board shall promptly inform the Company if it determines that a material irreconcilable conflict exists and the implications thereof.

      8.2. The Company will report any potential or existing conflicts of which it is aware to the applicable Board. The Company will assist the Board in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the Board at least annually upon request with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to (i) inform the Board whenever Contract Owner voting instructions are to be disregarded and
(ii) provide such other information and reports as the Board may reasonably request. Such responsibilities shall be carried out by the Company with a view only to the interests of the Company's Contract Owners.

      8.3. If it is determined by a majority of a Board, or a majority of its Independent Trustees, that a material irreconcilable conflict exists due to issues relating to the Contracts, the Company and other participating insurance companies, if any, shall, at their expense and to the extent reasonably practicable (as determined by a majority of the Independent Trustees), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from a Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Fund or Portfolio, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more participating insurance companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and
(2) establishing a new registered management investment company or managed separate account. Such actions will be taken by the Company with a view only to the interests of the Company's Contract Owners.

      8.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract Owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the affected Fund's election, to withdraw the Account's investment in the Fund and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Trustees. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after a Fund gives written notice that this provision is being implemented, and until the end of that six-month period the Adviser, the Distributor and the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of Shares.

      8.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the Account's investment in a Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Trustees. No charge or penalty will be imposed as a result of such withdrawal. Until the end of the foregoing six-month period, a Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of Shares.

      8.6. For purposes of Sections 8.3 through 8.5 of this Agreement, a majority of the Independent Trustees shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will a Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section
8.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract Owners affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Independent Trustees.

      8.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) each Fund and/or the participating insurance company(ies), as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable: and (b) Sections 4.6, 4.7, 8.1, 8.2, 8.3, 8.4, and 8.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

      8.8 The parties hereto agree that the conditions or undertakings required by the Mixed and Shared Funding Exemptive Order that may be imposed on any party hereto by virtue of such order by the SEC: (i) shall apply only upon the sale of shares of the applicable Portfolios to the Account(s) (and then only to the extent required under the 1940 Act); (ii) will be incorporated herein by reference; and (iii) all parties hereto agree to comply with such conditions and undertakings to the extent applicable to each such party notwithstanding any provision of this Agreement to the contrary.

                          ARTICLE XI. INDEMNIFICATION

      9.1. INDEMNIFICATION BY THE COMPANY

            (a) The Company agrees to indemnify and hold harmless the Fund, each Portfolio, the Distributor and the Adviser and each of their respective officers and directors or trustees and each person, if any, who controls the Fund, the Portfolios, the Distributor or the Adviser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 9.1) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

                  (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or SAI covering the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, PROVIDED that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Adviser, Distributor or Fund for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                 (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, Prospectus, SAI or sales literature or other promotional material of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or

                (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, Prospectus, SAI, or sales literature or other promotional material of a Fund, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading in light of the circumstances in which they were made, if such a statement or omission was made in reliance upon and in conformity with information furnished in writing to the Fund by or on behalf of the Company or persons under its control; or

                 (iv) arise as a result of any failure by the Company to provide the services and furnish the materials required under the terms of this Agreement; or

                  (v) arise out of or result from any material breach of this Agreement by the Company, including without limitation Section 3.1 and Section
8.6 hereof, as limited by and in accordance with the provisions of Sections 9.1(b) and 9.1(c) hereof.

      (b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement or to any of the Indemnified Parties.

      (c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Company has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

            (d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of Fund shares or the Contracts or the operation of a Fund.

      9.2. INDEMNIFICATION BY THE ADVISER

            (a) The Adviser, on behalf of itself and the Fund, agrees to indemnify and hold harmless the Company, and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 9.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of a Fund's shares or the Contracts and:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or SAI or sales literature or other promotional material of a Portfolio prepared by the Fund or the Adviser (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, PROVIDED that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser or the Fund by or on behalf of the Company for use in the registration statement, Prospectus or SAI for the Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature or other promotional material for the Contracts not supplied by the Adviser or persons under its control) or wrongful conduct of a Fund or the Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

                  (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Adviser or a Fund, or persons under their control; or

                  (iv) arise as a result of any failure by a Fund or the Adviser to provide the services and furnish the materials required under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VII of this Agreement); or

                  (v) arise out of or result from any material breach of this Agreement by the Adviser or the Fund including without limitation any breach of a representation or warranty by the Adviser or the Fund in this Agreement, as limited by and in accordance with the provisions of Sections 9.2(b) and 9.2(c) hereof; or

                  (vi) arise out of or result from the incorrect or untimely calculation or reporting by a Fund or the Adviser of the daily net asset value per share (subject to Section 2.8 of this Agreement) or dividend or capital gain distribution rate; as limited by and in accordance with the provisions of Sections 9.2(b) and 9.2(c) hereof.

            (b) The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of
(i) any violation of insurance law, compliance with which is a responsibility of the Company under this Agreement or as to which the Company failed to inform the Adviser or (ii) such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement or to any of the Indemnified Parties.

            (c) The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Adviser has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

            (d) The Company agrees to promptly notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

9.3. INDEMNIFICATION BY THE DISTRIBUTOR

            (a) The Distributor agrees to indemnify and hold harmless the Company, the Fund, each Portfolio and the Adviser, and their directors and officers and each person, if any, who controls the Company, the Fund, each Portfolio and the Adviser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section

9.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of a Fund's shares or the Contracts and:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or SAI or sales literature or other promotional material of a Fund prepared by the Distributor (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, PROVIDED that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Distributor by or on behalf of the Company for use in the registration statement, Prospectus or SAI for a Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature or other promotional material for the Contracts not supplied by the Distributor or persons under its control) or wrongful conduct of the Distributor or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

                  (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of the Distributor or a person under its control; or

                  (iv) arise as a result of any failure by the Distributor to provide the services and furnish the materials required under the terms of this Agreement; or

                  (v) arise out of or result from any material breach of this Agreement by the Distributor including without limitation Section 3.2; or as limited by and in accordance with the provisions of Sections 9.3(b) and 9.3(c) hereof.

            (b) The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement or to any of the Indemnified Parties.

            (c) The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Distributor has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

            (d) The Indemnified Parties agree to promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or Fund shares, the operation of the Account, or operation of the Fund, as applicable.

                           ARTICLE X. APPLICABLE LAW

      10.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Connecticut, without regard to the Connecticut conflict of laws provisions.

      10.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

                            ARTICLE XI. TERMINATION

         11.1.   This Agreement shall terminate:

            (a) at the option of any party, with or without cause, with respect to some or all Portfolios, upon ninety (90) days' prior written notice delivered to the other parties; or

            (b) at the option of the Company by written notice to the other parties with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts, as determined by the Company; or

            (c) at the option of the Company by written notice to the other parties with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

            (d) at the option of the Fund, the Distributor or the Adviser in the event that formal administrative proceedings are instituted against the Company by FINRA, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale (if any) and administration of the Contracts, the operation of any Account, or the purchase of Fund shares, if, in each case, the Fund, Distributor or Adviser, as the case may be, reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

            (e) at the option of the Company in the event that formal administrative proceedings are instituted against the Fund, the Distributor or the Adviser by FINRA, the SEC, or any state securities or insurance department or any other regulatory body, if the Company reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund, the Distributor or the Adviser to perform their obligations under this Agreement; or

            (f) at the option of the Company by prior written notice to the Fund with respect to any Portfolio if the Company reasonably and in good faith believes that the Portfolio will fail to meet the Section 817(h) diversification requirements or Subchapter M qualifications specified in Article VII hereof; or

            (g) at the option of any non-defaulting party hereto in the event of a material breach of this Agreement by any party hereto (the "defaulting party") other than as described in Section 11.1(a)-(h); provided, that the non-defaulting party gives written notice thereof to the defaulting party, with copies of such notice to all other non-defaulting parties, and if such breach shall not have been remedied within thirty (30) days after such written notice is given, then the non-defaulting party giving such written notice may terminate this Agreement by giving thirty (30) days' written notice of termination to the defaulting party; or

            (h) At the option of the Fund or the Adviser if the Contracts cease to qualify or to be otherwise treated as annuity contracts or life insurance contracts, as applicable, under the Code, or if the Fund or Adviser reasonably believe that the Contracts may fail to so qualify; or

            (i) At the option of the Fund or the Adviser, if the Contracts are not registered (if registration is required), issued or sold in accordance with applicable federal and/or state law; or

            (j) At the option of the party from which consent was not obtained, in the event this Agreement is assigned without the prior written consent of all parties hereto; or

            (k) At the option of the Fund, by a vote of the majority of the Fund's Board, Adviser or Company, upon a reasonable determination by the Fund's Board that a material irreconcilable conflict exists among the interests of (i) all Contract Owners of all Separate Accounts, or (ii) the interests of Participating Companies investing in the Fund; or

            (l) At any time upon written agreement of all parties to this Agreement.

      11.2. This Agreement may be terminated as to one or more Portfolios (but less than all Portfolios) by delivery of an amended SCHEDULE A deleting such Portfolio pursuant to Section 13.12 hereof, in which case termination as to such deleted Portfolio shall take effect sixty (60) days after the date of such delivery. The execution and delivery of an amended SCHEDULE A that deletes one or more Portfolios shall constitute a termination of this Agreement only with respect to such deleted Portfolio and shall not affect the obligations of the Company and the Fund hereunder with respect to the other Portfolios set forth in SCHEDULE A, as amended from time to time.

      11.3. NOTICE REQUIREMENT

      No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice shall set forth the basis for the termination. Furthermore,

            (a) in the event any termination is based upon the provisions of
Article VIII, or the provisions of Section 11.1(a) of this Agreement, the prior written notice shall be given in advance of the effective date of termination as required by those provisions unless such notice period is shortened by mutual written agreement of the parties;

            (b) in the event any termination is based upon the provisions of
Section 11.1(d), 11.1(e) or 11.1(g) of this Agreement, the prior written notice shall be given at least sixty (60) days before the effective date of termination; and

            (c) in the event any termination is based upon the provisions of
Section 11.1(b), 11.1(c), 11.1(f), 11.1(h), 11.1(i), 11.1(j) or 11.1(k), the
prior written notice shall be given in advance of the effective date of termination, which date shall be determined by the party sending the notice.

      11.4. EFFECT OF TERMINATION

      Notwithstanding any termination of this Agreement, other than as a result of a failure by either a Fund or a Portfolio or the Company to meet Section 817(h) of the Code diversification requirements, each Fund, the Distributor and the Adviser shall, at the option of the Company, continue to make available additional shares of the Fund or Portfolio pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in a Fund or Portfolio, redeem investments in a Fund or Portfolio and/or invest in a Fund or Portfolio upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 11.4 shall not apply to any terminations under Article VIII and the effect of such Article VIII terminations shall be governed by Article VIII of this Agreement.

      11.5. SURVIVING PROVISIONS

      Notwithstanding any termination of this Agreement, each party's obligations under Article IX to indemnify other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement.

                                             ARTICLE XIV. NOTICES

      Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties. If to the Company :

         Massachusetts Mutual Life Insurance Company
         As Administrator for Hartford Life Insurance Company
         100 Bright Meadow Blvd. Enfield, CT 06082
         Attention:  RS Fund Operations, MIP M200-INVEST
         Telephone (860) 562-2470
         Facsimile No.: 860562-2283

         With a copy to:

         Law Department, Retirement Services
         Massachusetts Mutual Life Insurance Company
         100 Bright Meadow Blvd.
         Enfield, Connecticut  06082

If to the Adviser:

         HIMCO
         One Hartford Plaza
         Hartford, CT 06155
         Attention General Counsel

If to the Distributor:

         HIMCO Distribution Services Company
         One Hartford Plaza
         Hartford, CT 06155
         Attention General Counsel

If to a Fund:

         HVIT Funds
         One Hartford Plaza
         Hartford, CT 06155
         Attention General Counsel

                           ARTICLE XII. MISCELLANEOUS

      12.1. CONFIDENTIALITY. The parties hereto agree that each shall treat confidentially all information provided by one party to one or more of the other parties regarding its business and operations. All confidential information provided by a party hereto, including non-public personal information within the meaning of SEC Regulation S-P and/or the Gramm-Leach-Bliley Act, whichever is applicable, shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior written consent of such providing party. Without limiting the foregoing, no party hereto shall disclose any information that another party has designated as proprietary. The foregoing shall not be applicable to any information that is required to be disclosed by any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

      12.2. CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

      12.3. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

      12.4. INTERPRETATION. In connection with the operation of this Agreement, and two or more of the parties hereto may agree from time to time on such provisions interpretative of or in addition to the provisions of this Agreement with respect to any party as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretative or additional provisions shall be in a writing signed by all parties and shall be annexed hereto, provided that no such interpretative or additional provisions shall contravene any applicable federal or state regulations or any provision of the articles of incorporation or analogous governing document of any party. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement or affect any other party.

      12.5. SURVIVAL OF TERMS. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

      12.6. ASSIGNMENT. This Agreement shall be binding on and shall inure to the benefit of each Fund severally, the Distributor, the Adviser, the Company, and each Underwriter and their respective successors and assigns, provided that neither the Company, the Distributor, the Adviser, any Underwriter nor any Fund may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other parties; provided, further, that it is hereby understood and acknowledged that third-party servicing agents may carry-out certain duties of respective parties hereto, but in such cases the parties hereto retain liability and ultimate obligations of performance hereunder.

      12.7. Each party to this Agreement will maintain all records required by law and such records will be preserved, maintained and made available to the extent required by law and in accordance with the 1940 Act and the rules thereunder. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

      12.8. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

      12.9. The Company and the Underwriters agree that the obligations assumed by the Fund, the Distributor and the Adviser pursuant to this Agreement shall be limited in any case to the applicable Fund or Portfolio, the Distributor and/or the Adviser and their respective assets and the Company and the Underwriters shall not seek satisfaction of any such obligation from any other Fund or Portfolio, from the shareholders of any Fund or Portfolio, or from the Distributor or the Adviser, the Trustees, officers, employees or agents of the Fund, the Distributor or the Adviser, or any of them.

      12.10. The Fund, the Distributor and the Adviser agree that the obligations assumed by the Company and by the Underwriters pursuant to this Agreement shall be limited in any case to the Company and its assets and to the Underwriters and their assets and neither the Fund, the Distributor nor the Adviser shall seek satisfaction of any such obligation from the shareholders of the Company or the Underwriters, the directors, officers, employees or agents of the Company or the Underwriters, or any of them.

      12.11. No provision of this Agreement may be waived, amended or terminated except by a statement in writing signed by the party against which enforcement of such waiver, amendment or termination is sought; provided, SCHEDULE A may be amended from time to time to add one or more Funds or one or more Portfolios of one or more Funds, by each applicable Fund's execution and delivery to the other parties of an amended SCHEDULE A, and the execution of such amended SCHEDULE A by the other parties, in which case such amendment shall take effect immediately upon execution by the other parties. SCHEDULE A may also be amended from time to time to delete one or more Funds or one or more Portfolios (but less than all of the Portfolios) of one or more Funds, by each applicable Fund's execution and delivery to the other parties of an amended SCHEDULE A, in which case such amendment shall take effect thirty (30) days after such delivery, unless otherwise agreed by the parties in writing.

      12.12. No provision of this Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, as between the Adviser and one or more Funds, and the Distributor and one or more Funds.

      12.13. The parties mutually acknowledge that this Agreement represents the collective drafting efforts of each party and therefore any ambiguity shall not be interpreted against the interests of any party.

      12.14 Without limiting the generality of anything contained elsewhere in this Agreement, the parties hereto acknowledge that actions, duties and money transfers described herein, including any Schedule hereto, as being actions or duties to be taken or executed by, or monies paid or received by, the Company, may in fact be performed, paid or received by MassMutual acting as administrator pursuant to written agreements with the Company.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified on the cover page of this Agreement.

HARTFORD LIFE INSURANCE COMPANY
By MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, Its Administrator

By:    /s/ Eric Wietsma
       ------------------------------------------
Name:  Eric Wietsma
       ------------------------------------------
Title: Senior Vice President
       ------------------------------------------

HARTFORD INVESTMENT MANAGEMENT COMPANY

By:    /s/ Matthew Poznar
       ------------------------------------------
Name:  Matthew Poznar
       ------------------------------------------
Title: Executive Vice President
       ------------------------------------------

HIMCO DISTRIBUTION SERVICES COMPANY

By:    /s/ Matthew Poznar
       ------------------------------------------
Name:  Matthew Poznar
       ------------------------------------------
Title: CEO, President
       ------------------------------------------

HIMCO VARIABLE INSURANCE TRUST
(WITH RESPECT TO EACH INVESTMENT COMPANY LISTED ON SCHEDULE A)

By:    /s/ Matthew Poznar
       ------------------------------------------
Name:  Matthew Poznar
       ------------------------------------------
Title: President
       ------------------------------------------

                                   SCHEDULE A

PART 1 - PORTFOLIOS UNDER THE HIMCO VARIABLE INSURANCE TRUST:

    HIMCO VARIABLE INSURANCE TRUST
         HIMCO VIT Index Fund

PART 2 - SEPARATE ACCOUNTS:

EXEMPT SEPARATE ACCOUNTS OF THE COMPANY:

Hartford Life Insurance Company Separate Account Fourteen
Hartford Life Insurance Company Separate Account 457
Hartford Life Insurance Company DC Variable Account III
Hartford Life Insurance Company DC Variable Account IV
Hartford Life Insurance Company DC Variable Account V
Hartford Life Insurance Company DC Variable Account VI
Hartford Life Insurance Company Separate Account UFC
Hartford Life Insurance Company Group Annuity Separate Account K Hartford Life Insurance Company Group Annuity Separate Account K-1 Hartford Life Insurance Company Group Annuity Separate Account K-2 Hartford Life Insurance Company Group Annuity Separate Account K-3 Hartford Life Insurance Company Group Annuity Separate Account K-4 Hartford Life Insurance Company Group Annuity Separate Account TK Hartford Life Insurance Company Group Annuity Separate Account TK-1 Hartford Life Insurance Company Group Annuity Separate Account TK-2 Hartford Life Insurance Company Group Annuity Separate Account TK-3 Hartford Life Insurance Company Group Annuity Separate Account TK-4 Hartford Life Insurance Company Group Annuity Separate Account UK Hartford Life Insurance Company Group Annuity Separate Account UK-2 Hartford Life Insurance Company Group Annuity Separate Account UK-3 Hartford Life Insurance Company Group Annuity Separate Account UK-4 Hartford Life Insurance Company Group Annuity Separate Account VK Hartford Life Insurance Company Group Annuity Separate Account VK-1 Hartford Life Insurance Company Group Annuity Separate Account VK-2 Hartford Life Insurance Company Group Annuity Separate Account VK-3 Hartford Life Insurance Company Group Annuity Separate Account VK-4 Hartford Life Insurance Company Separate Account 401

Hartford Life Insurance Company Separate Account A
Hartford Life Insurance Company Separate Account 9

REGISTERED SEPARATE ACCOUNTS OF THE COMPANY:

Hartford Life Insurance Company DC Variable Account I
Hartford Life Insurance Company Separate Account Two **
Hartford Life Insurance Company Separate Account Eleven

** HLIC Separate Account Two is used by both Retirement and Individual Annuity businesses

                                   SCHEDULE B

                                    EXPENSES

Each Fund and/or the Distributor and/or Adviser, and the Company (more specifically, MassMutual on the Company's behalf), will coordinate the functions and pay the costs of completing these functions based upon an allocation of costs in the tables below. If Contract documents are printed and bound together with Fund documents, costs shall be allocated to reflect a Fund's share of the total costs determined according to the number of pages of the Fund's respective portions of the documents.

----------------------------- -------------------------- -------------------------- --------------------------
ITEM                          FUNCTION                   PARTY RESPONSIBLE FOR      PARTY RESPONSIBLE FOR
                                                         COORDINATION               EXPENSE
----------------------------- -------------------------- -------------------------- --------------------------
HIMCO VIT Funds Prospectus    Printing of combined       Company                    In force - Fund
                              prospectuses                                          Prospective -
                                                                                    Company
----------------------------- -------------------------- -------------------------- --------------------------
                              Distribution (including    Company                    Fund
                              postage) to New and In
                              force Contract Owners
----------------------------- -------------------------- -------------------------- --------------------------
                              Distribution (including    Company                    Company
                              postage) to Prospective
                              Contract Owners
----------------------------- -------------------------- -------------------------- --------------------------
Product Prospectus            Printing and Distribution  Company                    Company
                              for In force and
                              Prospective Contract
                              Owners
----------------------------- -------------------------- -------------------------- --------------------------

----------------------------- -------------------------- -------------------------- ----------------------
ITEM                          FUNCTION                   PARTY RESPONSIBLE FOR      PARTY RESPONSIBLE FOR
                                                         COORDINATION               EXPENSE
----------------------------- -------------------------- -------------------------- ----------------------
HIMCO VIT Funds Prospectus    If Required by Fund,       Distributor or Adviser     Fund, Distributor or
Update & Distribution         Distributor or Adviser                                Adviser
----------------------------- -------------------------- -------------------------- ----------------------
                              If Required by Company     Company (Distributor or    Company
                                                         Adviser to provide
                                                         Company with document in
                                                         PDF format)
----------------------------- -------------------------- -------------------------- ----------------------
Product Prospectus Update &   If Required by Fund,       Company                    Fund, Distributor
Distribution                  Distributor or                                        or Adviser
                              Adviser
----------------------------- -------------------------- -------------------------- ----------------------
                              If Required by             Company                    Company
                              Company
----------------------------- -------------------------- -------------------------- ----------------------
HIMCO VIT Funds               Printing                   Distributor or             Fund, Distributor or
SAI                                                      Adviser                    Adviser
----------------------------- -------------------------- -------------------------- ----------------------
                              Distribution               Company                    Fund, Distributor or
                              (including postage)                                   Adviser
----------------------------- -------------------------- -------------------------- ----------------------
Product SAI                   Printing                   Company                    Company
----------------------------- -------------------------- -------------------------- ----------------------
                              Distribution               Company                    Company
----------------------------- -------------------------- -------------------------- ----------------------
Proxy Material for HIMCO VIT  Printing if proxy          Distributor or Adviser     Fund, Distributor
Funds                         required by Law                                       or Adviser
----------------------------- -------------------------- -------------------------- ----------------------
                              Distribution               Company                    Fund, Distributor
                              (including labor) if                                  or Adviser
                              proxy required
                              by Law
----------------------------- -------------------------- -------------------------- ----------------------
                              Printing & distribution    Company                    Company
                              if required by Company
----------------------------- -------------------------- -------------------------- ----------------------
HIMCO VIT Funds               Printing of reports        Distributor or             Fund, Distributor
Annual & Semi-                                           Adviser                    or Adviser
Annual Report
----------------------------- -------------------------- -------------------------- ----------------------

----------------------------- -------------------------- -------------------------- ----------------------
ITEM                          FUNCTION                   PARTY RESPONSIBLE FOR      PARTY RESPONSIBLE FOR
                                                         COORDINATION               EXPENSE
----------------------------- -------------------------- -------------------------- ----------------------
                              Distribution               Company                    Fund, Distributor
                                                                                    or Adviser
----------------------------- -------------------------- -------------------------- ----------------------
Other communication           If Required by the         Company                    Fund, Distributor
to New and                    Fund, Distributor or                                  or Adviser
Prospective clients           Adviser
----------------------------- -------------------------- -------------------------- ----------------------
                              If Required by             Company                    Company
                              Company
----------------------------- -------------------------- -------------------------- ----------------------
Other communication to In     Distribution               Company                    Fund, Distributor
force                         (including labor and                                  or Adviser
                              printing) if required
                              by the Fund,
                              Distributor or
                              Adviser
----------------------------- -------------------------- -------------------------- ----------------------
                              Distribution               Company                    Company
                              (including labor and
                              printing) if required
                              by Company
----------------------------- -------------------------- -------------------------- ----------------------
Errors in Share Price         Cost of error to           Company                    Fund or Adviser
calculation pursuant          participants
to Section 1.10
----------------------------- -------------------------- -------------------------- ----------------------
                              Cost of reasonable         Company                    Fund or Adviser
                              expenses related to
                              administrative work
                              to correct error
----------------------------- -------------------------- -------------------------- ----------------------

----------------------------- -------------------------- -------------------------- ----------------------
ITEM                          FUNCTION                   PARTY RESPONSIBLE FOR      PARTY RESPONSIBLE FOR
                                                         COORDINATION               EXPENSE
----------------------------- -------------------------- -------------------------- ----------------------
Operations of the Fund        All operations and         Distributor or             Fund or Adviser
                              related expenses,          Adviser
                              including the cost of
                              registration and
                              qualification of
                              shares, taxes on the
                              issuance or transfer
                              of shares, cost of
                              management of the
                              business affairs of the
                              Fund, and expenses
                              paid or assumed by
                              the fund pursuant to
                              any Rule 12b-1 plan
----------------------------- -------------------------- -------------------------- ----------------------
Operations of the             Federal registration       Company                    Company
Accounts                      of units of separate
                              account (24f-2 fees)
----------------------------- -------------------------- -------------------------- ----------------------

                                   SCHEDULE C

In consideration of the services provided by the Company (as may be carried out by MassMutual), the Fund/the Distributor/the Adviser, as applicable agrees to pay the Company an amount equal to the following basis points per annum on the average aggregate amount invested by the Company's Separate Account(s) in each Portfolio under the Fund Participation Agreement, such amounts to be paid within 30 days of the end of each month.

PORTFOLIO        SHARE CLASS           SERVICE FEES*        RULE 12b-1 FEES**
---------------- --------------------- -------------------- --------------------
                 IA                    15 bps               N/A
---------------- --------------------- -------------------- --------------------
                 IB                    15 bps               25 bps
---------------- --------------------- -------------------- --------------------

*Service Fees: Paid by the Adviser for various administrative services performed by the Company (as may be carried out by Mass Mutual as administrator). Such services may include, without limitation: printing or mailing of literature or account information, and sub-TA or other account or recordkeeping services.

**Rule 12b-1 Fees: Paid by the Fund pursuant to a Rule 12b-1 Plan for expenses related to the distribution of fund shares.

                                   SCHEDULE D

                  RULE 22c-2 SHAREHOLDER INFORMATION AGREEMENT

      THIS AGREEMENT is entered into as of October 10, 2014 by and between (i) Hartford Life Insurance Company ("we" or "us") and (ii) HIMCO Distribution Services Company ("you") in your capacity as the principal underwriter of the series/portfolios of HIMCO Variable Insurance Trust (each a "Fund" and together the "Funds").

      WHEREAS, Rule 22c-2 under the Investment Company Act of 1940, as amended, requires mutual funds to enter into "shareholder information agreements" with financial intermediaries that hold fund shares on behalf of other investors in "omnibus accounts" and submit orders to purchase or redeem fund shares on behalf of such investors directly to the fund, its transfer agent or principal underwriter; and

      WHEREAS, shares of one or more of the Funds are purchased and redeemed on an omnibus basis directly by our Accounts (as defined below) in connection with for one or more Contracts (as defined below).

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained below, the parties hereby agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms have the following meanings, unless a different meaning is clearly required by the context:

      (a) "ACCOUNT" means an insurance company separate account sponsored or administered by us.

      (b) "BUSINESS DAY" means any day that the New York Stock Exchange is open for trading.

      (c) "CONFIDENTIAL INFORMATION" includes, but is not limited to: (i) "Nonpublic Personal Information" as defined in Title V of the Gramm-Leach-Bliley Act of 1999 or any successor federal or state statute, and the rules and regulations thereunder, all as may be amended or supplemented from time to time,
(ii) "Protected Health Information" as such term is defined in the Health Insurance Portability and Accountability Act of 1996, or any successor federal or state statute, and the rules and regulations thereunder, all as may be amended or supplemented from time to time; and (iii) "Shareholder Information" as such term is defined below.

      (d) "CONTRACT" means a variable annuity contract, variable life insurance policy or variable funding agreement issued through an Account.

      (e) "FUND POLICIES" means policies established by the Fund and communicated to us in writing for the purpose of eliminating or reducing potentially harmful market timing or frequent trading in shares of the Fund as described in the Fund's prospectus or statement of additional information as amended from time to time. This term "Fund" does not include any "excepted funds" as defined in Rule 22c-2(b), 17 C.F.R. 270.22c-2(b).

      (f) "INDIRECT INTERMEDIARY" means a "financial intermediary" as defined by Rule 22c-2(c)(5)(iii)(excluding any exempted financial intermediary pursuant to Rule 22c-2(c)(1)(iv)) that transmits purchase and redemption orders directly to us on behalf of Shareholders with respect to a Contract invested in a Fund through an Account.

      (g) "SHAREHOLDER" means (1) the holder of interests in a Contract or (2) a participant in an employee benefit plan with a beneficial interest in a Contract.

      (h) "SHAREHOLDER-INITIATED TRANSFER PURCHASE" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract to a Fund, but does not include transactions that are executed: (i) automatically pursuant to contractual or systematic programs or enrollments such as transfers of assets within a Contract to a Fund as a result of "dollar cost averaging" programs, asset allocation programs and automatic rebalancing programs; (ii) pursuant to a Contract death benefit; (iii) a step-up (or comparable benefit) in Contract value (or comparable benefit base) pursuant to a Contract death benefit or guaranteed minimum withdrawal benefit; or (iv) allocation of assets to a Fund through a Contract as a result of payments such as loan repayments, scheduled contributions, or retirement plan salary reduction contributions, or planned premium payments to the Contract.

      (i) "SHAREHOLDER-INITIATED TRANSFER REDEMPTION" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract out of a Fund, but does not include transactions that are executed: (i) automatically pursuant to contractual or systematic programs or enrollments such as transfers of assets within a Contract out of a Fund as a result of annuity payouts, loans, systematic withdrawal programs, asset allocation programs and automatic rebalancing programs; (ii) as a result of any deduction of charges or fees under a Contract; (iii) within a Contract out of a Fund as a result of scheduled withdrawals or surrenders from a Contract; or (iv) as a result of the payment of a death benefit from a Contract.

      (j) "WRITTEN" means any communication other than an oral communication transmitted in paper, electronically or by facsimile.

2. AGREEMENT TO PROVIDE REQUESTED SHAREHOLDER INFORMATION. Effective as of the date of this Agreement, we agree to use our best efforts to provide the following information to you solely for the purpose of facilitating your compliance with Rule 22c-2. Nothing herein, nor any action by us, shall be construed as, or inferred to mean that we have undertaken any duty or obligation, whether express or implied, at law or in equity, to detect abusive trading activities pursuant to the Fund Policies. We agree to provide to you, upon prior written request, the following information that is on our books and records (collectively, "Shareholder Information") for all Shareholders that engaged in any purchase, redemption, transfer or exchange transactions in the Fund shares through an Account during the period covered by the request, if known:

      (a) the taxpayer identification number ("TIN"), Individual/International Taxpayer Identification Number ("ITIN") or other government issued identifier ("GII");

      (b) the individual Contract number or participant account number associated with the Shareholder;

      (c) the amount and date(s) and transaction type (purchase, redemption, transfer, or exchange); and

      (d) any other data mutually agreed upon in writing.

Unless otherwise specifically requested by you, this Paragraph 2 shall be understood to require us to provide only Shareholder Information relating to Shareholder-Initiated Transfer Purchases and Shareholder-Initiated Transfer Redemptions.

All requests must contain the relevant fund account number, CUSIP, trade amount and date. Requests must be made to us directly via e-mail at:

                      RSFundOps22c2Requests@massmutual.com

or such other address we may communicate to you in writing from time to time (including without limitation communications by the administrator signatory hereto).

3. PERIOD COVERED BY REQUEST AND FREQUENCY OF REQUESTS. Requests to provide Shareholder Information shall set forth the specific period for which it is sought. In no event shall such period begin more than six months prior to the date of the request for information or cover a period greater than thirty (30) days. You will not request information more often than once in any twelve-month period except for good cause. For purposes of this Agreement, good cause will exist where you have a reasonable belief that Shareholder transactions submitted to the Fund indicate potential market timing or excessive trading activity or other violation of Fund Policies.

4. FORM AND TIMING OF RESPONSE; PROCEDURES REGARDING INDIRECT INTERMEDIARIES.

(a) We agree to provide the requested Shareholder Information that is on our books and records to you promptly, but in any event not later than 10 Business Days after receipt of a good order request given in accordance with Paragraph 2 above, which shall contain the fund account number, CUSIP, trade amount and date. If you so request, we agree to use best efforts to promptly determine whether any specific person, identified by you from the requested Shareholder Information, is itself an Indirect Intermediary. Upon your further request, which must be given in accordance with Paragraph 2 above, we agree to use best efforts either to: (i) provide (or arrange to have provided) the requested Shareholder Information from the Indirect Intermediary; or (ii) if the Indirect Intermediary refuses to provide the requested Shareholder Information and you so direct us in writing, restrict or prohibit further purchases of Fund shares by such Indirect Intermediary through the Account. We agree to inform you whether we plan to perform (i) or (ii).

(b) Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties.

(c) To the extent reasonably practicable, the format for any Shareholder Information provided to you will be consistent with the NSCC Standardized Data Reporting Format.

5. LIMITATION ON USE OF INFORMATION. You agree that you shall not use the information received pursuant to this Agreement, including any Confidential Information, for any purpose other than to comply with Rule 22c-2. You and your affiliates shall observe applicable state and federal privacy laws, rules and regulations with respect to Confidential Information. You shall safeguard all Confidential Information and promptly notify us of any voluntary or involuntary dissemination thereof. Neither you nor any of your affiliates or subsidiaries may use any information provided pursuant to this Agreement for marketing or solicitation purposes.

6. AGREEMENT TO RESTRICT TRADING. We agree to execute reasonable, clear and unequivocal written instructions from you given on behalf of the Fund to restrict or prohibit further purchases of Fund shares by a Shareholder that has been identified by you as having engaged in transactions of the Fund's shares (directly or indirectly through an Account) that violate Fund Policies. Unless you specifically direct us otherwise, such restrictions and prohibitions shall apply only to Shareholder-Initiated Transfer Purchases and Shareholder-Initiated Transfer Redemptions. We will execute such restrictions with respect to the Shareholder, but only for the Contract through which such transactions in the Fund's shares occurred. We will not impose any restriction, and nothing in this Agreement shall require that we impose any restriction, on a Shareholder based on any transactions other than transactions in the Fund's shares through an Account. Instructions must be received by us via email at the following address:
RSFundOps22c2Requests@massmutual.com , or such other address that we may communicate to you in writing from time to time. Other correspondence may be sent to us at the following address, or such other address that we may communicate to you in writing from time to time:

                  Massachusetts Mutual Life Insurance Company
                       1295 State Street, MIP M200-INVST
                             Springfield, MA 01111


7. FORM OF INSTRUCTIONS. Instructions given in accordance with Paragraph 6 shall be given to us via e-mail in a mutually agreed upon file format. The instructions in the file must include:

      (a) the fund account number;

      (b) the Shareholder's TIN, ITIN or GII, if known;

      (c) the specific individual Contract owner number or participant account number (if known) associated with the Shareholder;

      (d) the specific restriction(s) to be executed with respect to such Shareholder, including how long such restriction(s) are to remain in place; and

      (e) a brief written statement that may be provided to the Shareholder, explaining how the Shareholder's transfer activity violated Fund Policies.

If the TIN is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

8. TIMING OF RESPONSE. We agree to use reasonable efforts to execute instructions given in accordance with Paragraphs 6 and 7 promptly, but in any event not later than 10 Business Days after receipt of such instructions. We will provide written confirmation to you or your designee as soon as reasonably practicable that instructions have been executed.

9. CONSTRUCTION OF THE AGREEMENT; FUND PARTICIPATION AGREEMENTS. The parties have entered into one or more Fund Participation Agreements between or among them for the purchase and redemption of shares of the Funds by the Accounts in connection with the Contracts. This Agreement supplements those Fund Participation Agreements. To the extent the terms of this Agreement conflict with the terms of a Fund Participation Agreement, the terms of this Agreement shall control.

10. TERMINATION. This Agreement will terminate upon the termination of the Fund Participation Agreements.

11. AMENDMENT. This Agreement may be modified or amended, and the terms of this Agreement may be waived, only by a writing signed by the parties.

12. BINDING EFFECT. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

13. COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.

HARTFORD LIFE INSURANCE COMPANY
BY MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
ITS ADMINISTRATOR

By:    /s/ Eric Wietsma
       ------------------------------
Name:  Eric Wietsma
       ------------------------------
Title: Senior Vice President
       ------------------------------

HIMCO DISTRIBUTION SERVICES COMPANY


By:    /s/ Matthew Poznar
       ------------------------------
Name:
       ------------------------------
Title:
       ------------------------------

         Address for communications:
         HDSC c/o HIMCO
         One Hartford Plaza
         Hartford, CT 06155
         Attention General Counsel